Exhibit 16

Brown, Dakes, Wannall & Maxfield, P.C.

Suite 401

3025 Hamaker Court

Fairfax, Virginia 22031

October 21, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:    United Financial Banking Companies, Inc.

We have read the statements that we understand United Financial Banking Companies, Inc. will include under Item 4 of Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

/s/ BROWN, DAKES, WANNALL & MAXFIELD, P.C.

William J. Madigan, CPA